UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2016

CABELA’S INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32227	20-0486586
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Cabela Drive, Sidney, Nebraska 69160

(Address of Principal Executive Offices) (Zip Code)

(308) 254-5505

(Registrant’s telephone number, including area code)

Not applicable

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, on October 3, 2016, (a) Cabela’s Incorporated, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Bass Pro Group, LLC, a Delaware limited liability company (“Parent”), Prairie Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), and the Company and (b) the Company entered into a Sale and Purchase Agreement (the “Bank Purchase Agreement”), by and among the Company, World’s Foremost Bank, a Nebraska banking corporation (“WFB”), and Capital One, National Association, a national banking association (“Capital One”). Among other customary conditions, each of the following is a condition to the closing of the merger of Sub with and into the Company, with the Company continuing as the surviving corporation, as contemplated by the Merger Agreement (the “Merger”): (i) the expiration or termination of any applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); and (ii) the closing of the purchase and sale of substantially all of the assets of WFB pursuant to the Bank Purchase Agreement (or an alternative agreement entered into in accordance with the terms of the Merger Agreement).

The Company, Parent and Capital One previously disclosed that, subject to the satisfaction or waiver of the closing conditions in the applicable agreement, including the expiration or termination of the waiting period applicable to the Merger under the HSR Act, and the Office of the Comptroller of the Currency (the “OCC”) approving Capital One’s application under the Bank Merger Act (the “BMA”) to acquire substantially all of the assets and assume certain liabilities of WFB, as contemplated by the Bank Purchase Agreement, they expected to consummate the transactions contemplated by the applicable agreements in the first half of 2017.

On December 29, 2016, each of the Company and Parent received a request for additional information and documentary material, commonly referred to as a “second request,” from the Federal Trade Commission (the “FTC”), pursuant to the HSR Act, in connection with the Merger. The issuance of such a “second request” does not indicate that the FTC has concluded that the transaction raises competition concerns. The “second request” reflects a determination by the FTC that it requires additional information to assess the proposed transaction. The FTC’s “second request” has the effect of extending the waiting period applicable to the consummation of the Merger until the 30th day after substantial compliance by the Company and Parent with the “second request,” unless the waiting period is extended voluntarily by the parties or terminated sooner by the FTC. As of the date of this Current Report on Form 8-K, the Company continues to expect clearance under the HSR Act and Section 114(1) of the Competition Act (Canada) during the first half of 2017, however no assurance can be given that clearance will be received within such timeframe or at all.

On November 3, 2016, Capital One Financial Corporation, the parent of Capital One, filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. The Quarterly Report includes a discussion of the entry into the Bank Purchase Agreement and states that “[i]n determining whether to approve the proposed acquisition, the [OCC] will consider, among other factors, . . . the acceptability to the OCC of [Capital One’s] progress in addressing the requirements of the consent order with the OCC that [Capital One] previously disclosed in [its] Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015. [Capital One] cannot be certain when or if, or on what terms and conditions, required regulatory approvals will be granted to complete the acquisition [contemplated by the Bank Purchase Agreement].”

Since the execution of the Bank Purchase Agreement, the Company and Capital One have engaged in numerous conversations regarding efforts to complete the transactions contemplated by the Bank Purchase Agreement, including obtaining necessary bank regulatory approvals. During the course of some of those discussions, Capital One informed the Company that Capital One no longer expects to receive approval from the OCC under the BMA within a time frame that would permit the transactions under the Merger Agreement and the Bank Purchase Agreement to close by the end of the first half of 2017. Capital One further informed the Company that while it expects that the transactions under the Bank Purchase Agreement will be approved by the OCC under the BMA, such approval is not currently likely to occur prior to October 3, 2017, the date after which any of Parent, the Company or Capital One would have the right to terminate the Merger Agreement or Bank Purchase Agreement, as applicable.

The Company continues to work with Capital One and Parent towards completion of the transactions contemplated by the Bank Purchase Agreement and the Merger Agreement, as applicable. In addition, potential alternative structures are being evaluated for the transactions to determine whether there are any such structures that could permit a closing of the transactions contemplated by the Merger Agreement on or prior to October 3, 2017, assuming satisfaction or waiver of the other closing conditions. The Company is not able to give any assurances, however, that any such alternatives will be identified, agreed to by the parties or will permit the parties to close the transactions on or prior to October 3, 2017 or at all.

The transactions contemplated by the Merger Agreement and the Bank Purchase Agreement remain subject to the satisfaction or waiver of the conditions set forth therein. See the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 7, 2016 for a description of the other closing conditions to the Merger Agreement and the Bank Purchase Agreement.

Additional Information and Where to Find It

This communication does not constitute the solicitation of any vote or approval. This communication is being made in respect of the proposed merger involving the Company, Bass Pro Group, LLC and a wholly-owned subsidiary of Bass Pro Group, LLC, among other things. The proposed merger of the Company will be submitted to the stockholders of the Company for their consideration. In connection therewith, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement. However, such documents are not currently available. The definitive proxy statement regarding the proposed merger will be made available to the stockholders of the Company. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the definitive proxy statement regarding the proposed merger, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.cabelas.com under the heading “SEC Filings” in the “Investor Relations” portion of the Company’s website. Stockholders of the Company may also obtain a free copy of the definitive proxy statement regarding the proposed merger and any filings with the SEC that are incorporated by reference in such definitive proxy statement by contacting the Company’s Investor Relations Department at (308) 255-7428.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about the directors and executive officers of the Company is set forth in its definitive proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on November 17, 2016, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement regarding the proposed merger and other relevant materials to be filed with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA’S INCORPORATED

December 30, 2016	By:	/s/ Ralph W. Castner
	Name:	Ralph W. Castner
	Title:	Executive Vice President and Chief Financial Officer